As filed with the Securities and Exchange Commission on April 27, 2012

Registration No. 333-180650

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-2179987
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015

(224) 383-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	20,819,468	$3.79	$78,905,783.72	$9,042.61(3)

(1)	Represents shares of common stock to be sold by the selling stockholders named in this registration statement and includes an aggregate of 6,785,639 shares of common stock that may be issued upon the exercise of warrants held by the selling stockholders described in this registration statement. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such an indeterminate amount of shares of common stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the registrant’s common stock on April 9, 2012, pursuant to Rule 457(c) under the Securities Act.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Horizon Pharma, Inc. has prepared this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-180650) for the purpose of designating on the signature page, in response to a comment from the Securities and Exchange Commission, which signatory is signing as Horizon Pharma, Inc.’s principal accounting officer. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 27th day of April, 2012.

HORIZON PHARMA, INC.

By:	/s/ Timothy P. Walbert
Timothy P. Walbert Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 27, 2012

/s/ Robert J. De Vaere Robert J. De Vaere	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2012

/s/ Jeffrey Bird, M.D., Ph.D.* Jeffrey Bird, M.D., Ph.D.	Director	April 27, 2012

/s/ Louis C. Bock* Louis C. Bock	Director	April 27, 2012

/s/ Jean-François Formela, M.D.* Jean-François Formela, M.D.	Director	April 27, 2012

/s/ Michael Grey* Michael Grey	Director	April 27, 2012

/s/ Jeff Himawan, Ph.D.* Jeff Himawan, Ph.D.	Director	April 27, 2012

/s/ Ronald Pauli* Ronald Pauli	Director	April 27, 2012

/s/ Gino Santini* Gino Santini	Director	April 27, 2012

* Pursuant to Power of Attorney

By:	/s/ Robert J. De Vaere
Robert J. De Vaere Attorney-in-Fact